Adicet Bio Appoints Michael Grissinger to the Board of Directors

--Mr. Grissinger brings more than four decades of leadership experience in pharmaceutical business development and strategic transactions--

REDWOOD CITY, Calif. & BOSTON – April 17, 2025 – Adicet Bio, Inc. (Nasdaq: ACET), a clinical stage biotechnology company discovering and developing allogeneic gamma delta T cell therapies for autoimmune diseases and cancer, today announced the appointment of Michael Grissinger to its Board of Directors. Mr. Grissinger brings more than four decades of experience in business development, strategy, and M&A leadership roles at global pharmaceutical companies.

“We are honored to welcome Michael to our Board of Directors,” said Chen Schor, President and Chief Executive Officer of Adicet Bio. “His extensive operational and business development experience across the global pharmaceutical industry, especially his deep expertise in immunology, brings a wealth of knowledge and invaluable strategic insight to Adicet. Michael’s notable accomplishments in driving business and commercial success will be instrumental in shaping the next stage of our growth as we continue to advance our gamma delta T cell platform for the treatment of autoimmune and solid tumor indications.”

Mr. Grissinger spent more than two decades at Johnson & Johnson. During his Johnson & Johnson tenure, Mr. Grissinger served in a variety of senior level management roles including Vice President and Head of Worldwide Pharmaceutical Licensing and Vice President and Head of Worldwide Pharmaceutical Corporate Development and M&A. At Johnson & Johnson, Mr. Grissinger led the Immunology Therapeutic Area Business Development and Licensing Group and was also a member of the Immunology R&D/ Commercial leadership team for Johnson & Johnson’s Worldwide Immunology Franchise. Prior to Johnson & Johnson, Mr. Grissinger spent 12 years at Ciba-Geigy in finance, marketing and business development roles. Mr. Grissinger also serves on the board of directors at Aprea Therapeutics (Nasdaq: APRE) and three privately-held biotechnology companies, Envisagenics, Inc., AnaCardio AB, and NephroDI Therapeutics, Inc. Mr. Grissinger holds a B.S. in Chemistry from Juniata College and an M.B.A. from Temple University-Fox School of Business.

“I am pleased to join the Board of Adicet, a company rooted in harnessing the power of the immune system by developing off-the-shelf gamma delta CAR T cell therapies to make a meaningful difference in patients’ lives,” said Mr. Grissinger. “I look forward to working alongside the Board and management team and contributing to the advancement of current pipeline programs focused on autoimmune and oncology indications.”

Forward-Looking Statements

This press release contains "forward-looking statements" of Adicet within the meaning of the Private Securities Litigation Reform Act of 1995 relating to the business and operations of Adicet. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, but are not limited to, express or implied statements regarding: expectations related to Adicet’s business development, strategic opportunities and growth; Adicet’s plans and expectations for advancing its autoimmune programs across multiple autoimmune and solid tumor indications; and the anticipated contribution of the members of Adicet’s Board of Directors to the Company’s business.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements, including without limitation, the effect of global economic conditions and public health emergencies on Adicet’s business and financial results, including with respect to disruptions to our preclinical and clinical studies, business operations, employee hiring and retention, and ability to raise additional capital; Adicet’s ability to execute on its strategy including obtaining the requisite regulatory approvals on the expected timeline, if at all; that positive results, including interim results, from a preclinical or clinical study may not necessarily be predictive of the results of future or ongoing studies; clinical studies may fail to demonstrate adequate safety and efficacy of Adicet’s product candidates, which would prevent, delay, or limit the scope of regulatory approval and commercialization; and regulatory approval processes of the U.S. Food and Drug Administration and comparable foreign regulatory authorities are lengthy, time-consuming, and inherently unpredictable; and Adicet’s ability to meet production and product release expectations. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Adicet’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Adicet’s most recent quarterly report on Form 10-Q and subsequent filings with the U.S. Securities and Exchange Commission (SEC), as well as discussions of potential risks, uncertainties, and other important factors in Adicet’s other filings with the SEC. All information in this press release is as of the date of the release, and Adicet undertakes no duty to update this information unless required by law.

Adicet Bio, Inc.

Investor and Media Contacts

Investors:

Anne Bowdidge

abowdidge@adicetbio.com

Janhavi Mohite

Precision AQ

212-362-1200

janhavi.mohite@precisionaq.com

Media:

Kerry Beth Daly

kbdaly@adicetbio.com